UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2016

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9740 Scranton Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)Election of Directors

On April 19, 2016, the Board of Directors of PriceSmart, Inc. unanimously agreed to increase the size of the Board of Directors by one director, effective immediately. Additionally, the Board elected Gary M. Malino as a director of the Company to fill the newly created vacancy, effective immediately.  The Board also appointed Mr. Malino to the Audit Committee of the Board of Directors.

Mr. Malino is a retired senior executive of Realty Income Corporation, a real estate investment trust (REIT) listed on the New York Stock Exchange.  Mr. Malino joined Realty Income Corporation in 1985 and was the Chief Financial Officer from 1994 until 2001 when he was promoted to President and Chief Operating Officer, the position he held until his retirement in 2014.  Prior to joining Realty Income, Mr. Malino was a certified public accountant for a Los Angeles based accounting firm (1981-1985) and assistant controller with McMillin Development Company, a real estate development company (1979-1981).  Mr. Malino’s extensive experience as a prior executive of a publicly traded company, his accounting background and his extensive experience with finance and real estate matters contributed to the Board of Directors’ conclusion that he should serve as a director of the Company.

As a non-employee director, Mr. Malino is entitled to receive cash compensation and grants of stock options, restricted stock units or other equity awards in accordance with the arrangements in effect for non-employee directors of the Company.  Accordingly, pursuant to the Company’s 2013 Equity Participation Plan, as a newly elected director, Mr. Malino has been granted an award of restricted stock units, with dividend equivalents, covering 1,208 shares of the Company’s common stock.  This number of shares equals $100,000 divided by the 30-day trading average per share prior to the effective date of Mr. Malino’s appointment.  This restricted stock unit award will vest in three equal annual installments, with the first installment vesting on May 1, 2017.  Additionally, consistent with the compensation of other Company directors, the Board approved an additional award of restricted stock units, with dividend equivalents, covering 568 shares of the Company’s common stock.  This restricted stock unit award will vest in full on January 31, 2017.  In addition, Mr. Malino will receive monetary compensation for his participation as a director of the Company in the same amounts as previously established for Company directors, and will be reimbursed for travel expenses incurred in attending Company board meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PriceSmart, Inc.

By:	/s/ ROBERT M. GANS
Robert M. Gans
Executive Vice President, General Counsel and Secretary

Date:April 21, 2016